Exhibit 5.1

February 23, 2024

Pfizer Inc.

66 Hudson Boulevard East

New York, NY 10001-2192

Re:	Pfizer Inc.

Pfizer Investment Enterprises Pte. Ltd.

Registration Statement on Form S-3

Ladies and Gentlemen:

Attorneys under my supervision and I have acted as counsel for Pfizer Inc., a Delaware corporation (the “Company”) and Pfizer Investment Enterprises Pte. Ltd., a Singapore private limited company (“Pfizer Singapore”), which is a wholly-owned subsidiary of the Company and a co-registrant on the registration statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company and Pfizer Singapore with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated (a) under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $0.05 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, without par value, of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) depositary receipts (the “Receipts”) representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more bank or trust companies to be named in the applicable Depositary Agreement (each, a “Bank Depositary”), (iv) debt securities of the Company (“Company Debt Securities”), which may be issued in one or more series under an indenture, dated as of September 7, 2018 (the “Company Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), (v) warrants to purchase shares of Common Stock, shares of Preferred Stock or Company Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, (vi) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock, shares of Preferred Stock or Company Debt Securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein, (vii) purchase units of the Company (“Purchase Units”), which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein, (viii) such

Pfizer Inc.

Pfizer Investment Enterprises Pte. Ltd.

February 23, 2024

indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and indeterminate amount of Company Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, Company Debt Securities, Warrants or settlement of any Purchase Contracts or Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”); and (b) the issuance and sale by Pfizer Singapore of debt securities of Pfizer Singapore (the “Singapore Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”), which will be guaranteed by the Company (the “Guarantee”) and which may be issued in one or more series under an indenture, dated as of May 19, 2023 (the “Singapore Indenture”), among Pfizer Singapore, the Company and the Trustee. The Common Stock, Preferred Stock, Depositary Shares, Company Debt Securities, Warrants, Purchase Contracts, Purchase Units, Indeterminate Securities, Singapore Debt Securities and the Guarantee offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, attorneys under my supervision and/or I have examined and relied upon the following:

(a) the Registration Statement;

(b) the Company Indenture;

(c) the Singapore Indenture;

(d) a copy of the Restated Certificate of Incorporation of the Company, dated December 14, 2020 (as so amended, the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of the date hereof;

(e) a copy of the By-laws of the Company (the “By-laws”), as amended and in effect as of the date hereof; and

(f) a copy of certain resolutions of the Board of Directors of the Company.

Attorneys under my supervision and/or I have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and Pfizer Singapore and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and Pfizer Singapore and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

Pfizer Inc.

Pfizer Investment Enterprises Pte. Ltd.

February 23, 2024

In our examination, attorneys under my supervision and/or I have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that attorneys under my supervision and I did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and Pfizer Singapore and others and of public officials.

I am admitted to the bar in the State of New York, and I do not express any opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York, and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).

As used herein, “Transaction Documents” means the Company Indenture, the Singapore Indenture and the supplemental indentures or officer’s certificates establishing the terms of the Debt Securities pursuant thereto, the Warrant Agreements, the Purchase Contract Agreements, the Purchase Unit Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 9 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company, Pfizer Singapore, to the extent applicable, and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company or the applicable governing body of Pfizer Singapore, to the extent applicable, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company and Pfizer Singapore, to the extent applicable, have taken all related action as directed by or under the direction of the Board of Directors of the Company, the applicable governing body of Pfizer Singapore, to the extent applicable, or any duly authorized committee thereof; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the Certificate of Incorporation of the Company or the constitution of Pfizer Singapore, to the extent applicable, so as not to violate any applicable law, the Certificate of Incorporation of the Company, the By-laws of the Company or the constitution of Pfizer Singapore, to the extent applicable, or result in a default under or breach of any agreement or instrument binding upon the Company or Pfizer Singapore, to the extent applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or Pfizer Singapore, to the extent applicable.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that:

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Pfizer Investment Enterprises Pte. Ltd.

February 23, 2024

1. With respect to any shares of Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any preferred stock, depositary shares, debt securities or warrants) offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.05 per share of Common Stock.

2. With respect to the shares of any series of Preferred Stock (including any preferred stock duly issued upon conversion, exchange or exercise of any preferred stock, depositary shares, debt securities or warrants) offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable.

3. With respect to any Depositary Shares offered by the Company, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the Preferred Stock relating to such Offered Depositary Shares has been duly authorized for issuance by the Company; (c) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement, and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement; and (d) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Bank Depositary in accordance with the applicable Depositary Agreement, such Depositary Agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms under the laws of the State of New York.

Pfizer Inc.

Pfizer Investment Enterprises Pte. Ltd.

February 23, 2024

4. With respect to any series of Company Debt Securities offered by the Company, including any Indeterminate Securities constituting Company Debt Securities of such series (the “Company Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the Company Indenture has been duly qualified under the Trust Indenture Act of 1939 (the “TIA”); (c) the issuance, sale and terms of the Company Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Company Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Company Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Company Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

5. With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Company Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

6. With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Company Debt Securities relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company and (c) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

7. With respect to any Purchase Units offered by the Company (the “Offered Purchase Units”), when (a) the general conditions shall have been satisfied, (b) the underlying securities included in such Offered Purchase Units have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

Pfizer Inc.

Pfizer Investment Enterprises Pte. Ltd.

February 23, 2024

8. With respect to any series of Singapore Debt Securities offered by Pfizer Singapore (the “Singapore Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the Singapore Indenture has been duly qualified under the TIA; (c) the issuance, sale and terms of the Singapore Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Singapore Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Singapore Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Singapore Offered Debt Securities will constitute valid and binding obligations of Pfizer Singapore, enforceable against Pfizer Singapore in accordance with their respective terms under the laws of the State of New York.

9. With respect to any Guarantee of any series of Singapore Offered Debt Securities by the Company (the “Singapore Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) the Singapore Indenture has been duly qualified under the TIA, (c) the issuance, sale and terms of the Singapore Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Documents, (d) certificates (if any) evidencing the Singapore Offered Guarantees and the certificates evidencing the Singapore Offered Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of the Singapore Indenture and any other applicable Transaction Documents and (e) such Singapore Offered Debt Securities have been issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Singapore Offered Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) I do not express any opinion to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) I do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

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Pfizer Investment Enterprises Pte. Ltd.

February 23, 2024

(c) except to the extent expressly stated in the opinions contained herein, I have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) I do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e) I do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind any party thereto to the exclusive jurisdiction of any particular federal court or courts;

(f) I call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, I call to your attention that I do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g) I have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that I do not express any opinion if and to the extent such agent shall resign such appointment. Further, I do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h) I have assumed that the choice of New York law to govern the Company Indenture and the Singapore Indenture and any supplemental indenture thereto is a valid and legal provision;

(i) I have assumed that the laws of the State of New York will be chosen to govern any Depositary Agreements, Warrant Agreements, Purchase Contract Agreements and Purchase Unit Agreements and that such choice is and will be a valid and legal provision;

(j) I have assumed that the Company Indenture and the Singapore Indenture, in each case, will be duly authorized, executed and delivered by the Trustee in substantially the form reviewed by us, and that any Debt Securities, Warrants, Purchase Contracts and Purchase Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any trustee, warrant agent, purchase contract agent and purchase unit agent, as the case may be;

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Pfizer Investment Enterprises Pte. Ltd.

February 23, 2024

(k) I do not express any opinion with respect to the enforceability of any provisions contained in the Singapore Offered Guarantees or the related Transaction Documents to the extent that such provisions provide that the obligations of the Company are absolute and unconditional irrespective of the enforceability or genuineness of the Singapore Indenture or the effect thereof on the opinions herein stated;

(l) I do not express any opinion with respect to the enforceability of any provisions contained in the Singapore Offered Guarantees or the related Transaction Documents to the extent that such provisions limit the obligation of the Company under the Singapore Indenture or any right of contribution of any party with respect to the Singapore Offered Guarantees;

(m) I call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which I express my opinion;

(n) I do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Document from a court judgment in another currency;

(o) I have assumed that the choice of a currency other than U.S. dollars as the currency in which any Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further I call to your attention that a court may not award a judgment in any currency other than U.S. dollars; and

(p) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions I have assumed that:

(a) Pfizer Singapore (i) is duly formed and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of Singapore and (iii) has complied and will comply with all aspects of the laws of Singapore in connection with the transactions contemplated by, and the performance of its obligations under, any Transaction Document to which Pfizer Singapore is a party;

(b) Pfizer Singapore has the applicable power and authority to execute, deliver and perform all its obligations under any Transaction Document to which Pfizer Singapore is a party;

(c) neither the execution and delivery by the Company and Pfizer Singapore of the Transaction Documents to which the Company or Pfizer Singapore is a party, as the case may be, nor the performance by the Company and Pfizer Singapore of their respective obligations under each of the Transaction Documents, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the Certificate of Incorporation of the Company, the By-laws of

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February 23, 2024

the Company or the constitution of Pfizer Singapore, to the extent applicable, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or Pfizer Singapore or their respective property is subject, (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or Pfizer Singapore or their respective property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or Pfizer Singapore or their respective property is subject (except that I do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d) neither the execution and delivery by the Company or Pfizer Singapore of any Transaction Document to which it is a party nor the enforceability of each of the Transaction Documents against the Company or Pfizer Singapore requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

I hereby consent to the reference to my name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. I also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Margaret M. Madden
Margaret M. Madden, Esq.
Senior Vice President and Corporate
Secretary, Chief Governance Counsel of Pfizer Inc.